UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 17, 2011

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Loan Facility

On June 17, 2011, Danaher Corporation (“Danaher”) entered into a $3.0 billion revolving loan facility (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as joint lead arrangers and joint book managers, and a syndicate of lenders from time to time party thereto (the “Lenders”), in connection with Danaher’s tender offer (the “Tender Offer”) to acquire all of the issued and outstanding capital stock of Beckman Coulter, Inc., a Delaware corporation (“Beckman Coulter”), to be followed by a second step cash-out merger (the “Beckman Coulter Acquisition”). The Beckman Coulter Acquisition is the subject of the Agreement and Plan of Merger, dated as of February 6, 2011, by and among Danaher, Beckman Coulter and Djanet Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Danaher (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”). The Credit Agreement expires on June 16, 2012 (the “Scheduled Termination Date”), subject to a one-year extension option at the request of Danaher and with the consent of the Lenders. Danaher may elect, upon the payment of a fee equal to 1% of the principal amount of the loans then outstanding, to convert any loans outstanding on the Scheduled Termination Date into term loans that are due and payable one year following the Scheduled Termination Date (the “Term Loan Conversion”). The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is referenced as Exhibit 10.1 hereto and is incorporated by reference herein.

Borrowings under the revolving loan facility bear interest as follows: (1) Eurodollar Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate per annum equal to London inter-bank offered rate plus a margin of between 100 and 125 basis points, depending on Danaher’s credit rating from time to time (or a margin of between 200 and 225 basis points from and after the date of any Term Loan Conversion); and (2) Base Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate per annum equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) the Prime Lending Rate as published in The Wall Street Journal from time to time and (c) the Eurodollar Rate plus 1%, plus in each case a margin of up to 25 basis points depending on Danaher’s credit rating from time to time (or a margin of between 100 and 125 basis points from and after the date of any Term Loan Conversion). In addition, Danaher is required to pay a per annum commitment fee of between 7.5 and 12.5 basis points (depending on Danaher’s credit rating from time to time) based on the aggregate commitments under the Credit Agreement, less the amount of any outstanding borrowings under the Credit Agreement. In the event that the credit ratings assigned to Danaher by nationally recognized debt rating agencies are downgraded as set forth in the Credit Agreement, the interest rate and commitment fee under the revolving loan facility are subject to incremental upward adjustments. The Credit Agreement requires Danaher to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. The revolving loan facility is required to be prepaid with, and the commitments under the revolving loan facility are required to be reduced by, the net cash proceeds of certain equity or debt issuances by Danaher or any of its subsidiaries completed on or after June 17, 2011, but excluding the net proceeds of Danaher’s recently announced offering of common stock, which is expected to close on June 21, 2011 (but in no event shall the foregoing require Danaher to reduce the aggregate commitments below $2.2 billion). The revolving loan facility is prepayable at Danaher’s option in whole or in part without premium or penalty.

Danaher’s obligations under the Credit Agreement are unsecured. The effectiveness of the Credit Agreement is conditioned on the following: the absence of a material adverse change, the absence of breaches of representations and warranties and defaults under the Agreement, certain documentation requirements, and payment of fees and expenses due under the Agreement. The obligation of the Lenders to make the initial advance under the Credit Agreement is conditioned on the Tender Offer occurring in accordance with the Merger Agreement. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: incur liens; sell or otherwise dispose of all or substantially all of Danaher’s assets; enter into mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control would constitute an event of default under the Credit Agreement. Danaher intends to use the Credit Agreement as credit support for Danaher’s Global Commercial Paper Program and for working capital and other general corporate purposes. If Danaher is unable to issue commercial paper and other notes in an amount sufficient to complete the Beckman Coulter Acquisition, Danaher intends to finance any shortfall with borrowings under the Credit Agreement and/or its existing credit facility.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 17, 2011, among Danaher Corporation, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2011	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 17, 2011, among Danaher Corporation, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., Barclays Capital, Citigroup Global Markets Inc., and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and the lenders referred to therein.